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                                                                  Exhibit 4.2.1



                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                        BURNHAM PACIFIC PROPERTIES, INC.

                       WESTBROOK BURNHAM HOLDINGS, L.L.C.

                                      and

                     WESTBROOK BURNHAM CO-HOLDINGS, L.L.C.

                                  dated as of

                              December 31, 1997


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                               TABLE OF CONTENTS


                                                                           Page


SECTION 1.  DEFINITIONS....................................................  1

    (a)  "Agreement".......................................................  1
    (b)  "Buyer"...........................................................  1
    (c)  "Company".........................................................  1
    (d)  "Commission"......................................................  1
    (e)  "Exchange Act"....................................................  1
    (f)  "Exercise Notice".................................................  1
    (g)  "Existing Partners"...............................................  1
    (h)  "Existing Partners Agreement".....................................  1
    (i)  "NASD"............................................................  2
    (j)  "Registrable Securities"..........................................  2
    (k)  "Registration Expenses"...........................................  2
    (l)  "Registration Suspension Period"..................................  2
    (m)  "Securities Act"..................................................  2
    (n)  "Shelf Registration"..............................................  2
    (o)  "Stock Purchase Agreement"........................................  2
    (p)  "Suspension Notice"...............................................  2
    (q)  "Tag-Along Notice"................................................  2
    (r)  "Tag-Along Shares"................................................  2
    (s)  "Tag-Along Transaction"...........................................  2
    (t)  "Third Party".....................................................  3
    (u)  "Underwritten/Placed Offering"....................................  3


SECTION 2. SHELF REGISTRATION..............................................  3

    (a)  Obligation to File and Maintain...................................  3
    (b)  Black-Out Periods of Buyer........................................  3
    (c)  Black-Out Periods of the Company..................................  4
    (d)  Notice............................................................  5


SECTION 3.  DEMAND REGISTRATION............................................  5

    (a)  Buyer Right to Demand Registration................................  5
    (b)  Special Demand Registration.......................................  5
    (c)  Black-Out Periods of Buyer........................................  5
    (d)  Black-Out Periods of the Company..................................  6
    (e)  Notice............................................................  6


SECTION 4. INCIDENTAL REGISTRATIONS........................................  7

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    (a)  Notification and Inclusion........................................  7
    (b)  Cut-back Provisions...............................................  7
    (d)  Duration of Effectiveness.........................................  8


SECTION 5. REGISTRATION PROCEDURES.........................................  8


SECTION 6. CERTAIN UNDERWRITTEN OFFERINGS.................................. 10


SECTION 7. PREPARATION; REASONABLE INVESTIGATION........................... 11


SECTION 8. TAG-ALONG RIGHTS................................................ 11

    (a)  Rights and Notice................................................. 11
    (b)  Number of Shares to be Included................................... 12
    (c)  Abandonment of Sale............................................... 12
    (d)  Terms of Sale..................................................... 12
    (e)  Timing of Sale.................................................... 12


SECTION 9. INDEMNIFICATION................................................. 12

    (a)  Indemnification by the Company.................................... 12
    (b)  Indemnification by Buyer.......................................... 13
    (c)  Notices of Claims, etc............................................ 14
    (d)  Indemnification Payments.......................................... 14
    (e)  Contribution...................................................... 14


SECTION 10. COVENANTS RELATING TO RULE 144................................. 15


SECTION 11.  MISCELLANEOUS................................................. 15

    (a)  Expenses.......................................................... 15
    (b)  Counterparts...................................................... 15
    (c)  Governing Law..................................................... 15
    (d)  Entire Agreement.................................................. 16
    (e)  Notices........................................................... 16
    (f)  Successors and Assigns............................................ 17
    (g)  Headings.......................................................... 17
    (h)  Amendments and Waivers............................................ 17
    (i)  Interpretation: Absence of Presumption............................ 18
    (j)  Severability...................................................... 18

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         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of
December 31, 1997, by and among Burnham Pacific Properties, Inc., a Maryland corporation (the "Company") and Westbrook Burnham Holdings, L.L.C. and
Westbrook Burnham Co-Holdings, L.L.C., each      a Delaware limited liability
company (collectively hereinafter referred to as the "Buyer").


                                   RECITALS:

         WHEREAS, the Company and Buyer have entered into a Stock Purchase Agreement, dated as of December 5, 1997 (the "Stock Purchase Agreement"), that provides for the purchase by Buyer and sale by the Company to Buyer of the Company Preferred Stock (as defined therein); and

         WHEREAS, the Company has agreed to provide the registration rights set forth herein as a condition to the Closing under the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement. In addition, as used herein, the following terms shall have the following meanings:

         (a) "Agreement": shall have the meaning set forth in the first paragraph hereof.

         (b) "Buyer": shall have the meaning set forth in the first paragraph hereof.

         (c) "Company": shall have the meaning set forth in the first paragraph hereof.

         (d) "Commission": the Securities and Exchange Commission, and any successor thereto.

         (e) "Exchange Act": the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

         (f)  "Exercise Notice": shall have the meaning set forth in Section
7(a).

         (g) "Existing Partners": shall have the meaning set forth in the Existing Partners Agreement.

         (h) "Existing Partners Agreement": shall have the meaning set forth in Section 3(a).

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         (i)  "NASD": the National Association of Securities Dealers, Inc.

         (j) "Registrable Securities": (i) any and all shares of Company Stock and (ii) any securities issued or issuable with respect to any Company Stock or other securities referred to in clause (i) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise issued to Buyer pursuant to the Stock Purchase Agreement. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

         (k) "Registration Expenses": (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any common counsel retained by Buyer, and transfer taxes, if any.

         (l) "Registration Suspension Period": shall have the meaning set forth in Section 2(b).

         (m) "Securities Act": the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

         (n) "Shelf Registration": shall have the meaning set forth in Section2(a).

         (o) "Stock Purchase Agreement": shall have the meaning set forth in the first paragraph of the Recitals hereof.

         (p)  "Suspension Notice": shall have the meaning set forth in
Section 2(b).

         (q)  "Tag-Along Notice": shall have the meaning set forth in Section
8(a).

         (r)  "Tag-Along Shares": shall have the meaning set forth in Section
8(a).

         (s) "Tag-Along Transaction": any non-public issuance of Company Stock other than in a distribution registered under the Securities Act for consideration all, or substantially all, of which consists of cash or cash equivalents (as determined under GAAP).

         (t) "Tag-Along Transaction Shares": shall have the meaning set forth in Section 8(a).

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         (u)  "Third Party": shall have the meaning set forth in Section 8(a).

         (v) "Underwritten/Placed Offering": a sale of securities of the Company to an underwriter or underwriters for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the public.

         Section 2. Shelf Registration. (a) Obligation to File and Maintain. At any time and from time to time following the date on which the Buyer holds in excess of 250,000 shares of Registrable Securities, promptly upon the written request of Buyer, the Company will use its best efforts to file with the Commission a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (the "Shelf Registration"). The Shelf Registration shall be on an appropriate form, and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto, shall reflect such plan of distribution or method of sale as Buyer may from time to time notify the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by Buyer, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the Company undertakes to effect registration of such shares as soon as possible after the completion of such offering in order to permit such shares to be freely tradable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such placement to permit such shares to be freely tradable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act in connection with which the Company undertakes to register such shares after the conclusion of such transaction to permit such shares to be freely tradable by the purchasers thereof. The Company shall use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the first date that there are no Registrable Securities (Buyer to promptly notify the Company of such). During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act, or if reasonably requested by Buyer or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. Notwithstanding anything to the contrary provided herein, Buyer's rights pursuant to this Section 2 shall be effective not earlier than one year following the date hereof.

         (b) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable on not more than five occasions (including any Black-Out Period rights the Company may have under Section 3(c) below, and not more than two in any 12 month period), from time to time to require Buyer not to sell under the Shelf Registration, as provided for in Section 2(a), or to suspend the effectiveness thereof during the period starting with the date 20 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the

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proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of such prospectus supplement, and (ii) the Company shall be entitled to postpone or suspend (but not for a period exceeding 90 days) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to Section 2(a) if the Company determines, in its good faith judgment, that such registration and offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

         Once any registration statement filed pursuant to Section 2(a), or as set forth below in Section 3 has been declared effective, any period during which the Company fails to keep such registration statement effective and usable for resale of Registrable Securities shall be referred to as a "Registration Suspension Period", which term shall not include any failure solely attributable to the exercise of the Company's rights under this
Section 2(b). A Registration Suspension Period shall commence on and include the date that the Company gives written notice to Buyer of its determination that such registration statement is no longer effective or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Company notifies Buyer that the use of the prospectus included in such registration statement may be resumed for the disposition of Registrable Securities.

         (c) Black-Out Periods of the Company. Subject to the conditions of this Section 2(c), Buyer shall have the right, exercisable on not more than five occasions (including any Black-Out Period rights Buyer may have in Section 3(d) below, and not more than two in any 12 month period), to require the Company not to sell any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement, relating to an existing shelf registration statement or to suspend the effectiveness thereof, during the period starting with the date 20 days prior to Buyer's good faith estimate, as certified in writing by an executive officer of Buyer to the Company, of the proposed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 2(a), pertaining to an underwritten public offering of Registrable Securities, and ending on the date 75 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement. The Company's obligations under this Section 2(c) are subject to the continuing satisfaction of the following conditions: (i) no black-out period pursuant to
Section 2(b)(i) shall be in effect at the time of Buyer's exercise of its rights under this Section 2(c); (ii) the Company shall not have suspended sales of Registrable Securities pursuant to Section 2(b)(ii); and (iii) the Company shall not have delivered to Buyer a written notice to the effect that the Board of Directors has determined in good faith that compliance with this
Section 2(c) would reasonably be expected to have a material adverse effect on the Company. In no event may the Company include in any

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preliminary prospectus supplement under which Buyer is offering Registrable
Securities covered by this Section 2(c) any equity securities of the Company or any securities convertible into equity securities of the Company.

         (d) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under
Section 2(b).

         Section 3. Demand Registration. (a) Buyer Right to Demand Registration. At any time that a shelf registration statement is not filed and maintained as set forth in Section 2(a) or there shall have occurred a Registration Suspension Period in excess of 60 days, if the Company shall receive a written request from the Buyer that the Company file a registration statement or similar document under the Securities Act with respect to the Registrable Securities, then the Company shall promptly cause such registration statement or similar document to be filed with the Commission and shall use its best efforts to cause all Registrable Securities that the Buyer has requested to be registered under the Securities Act to be so registered within 120 days of such request and maintain the effectiveness of such registration statement until the earlier of (i) the sale of all of the Registrable Securities registered pursuant thereto (Buyer to promptly notify the Company of such) and (ii) 180 days following the effective date of such registration. The Buyer may exercise its rights under this Section 3(a) twice during any twelve month period, provided, that its second such right shall be conditioned upon the Existing Partners (as such term is defined in the Registration Rights Agreement, dated as of December __, 1997, by and among the Company and each of the Existing Partners listed on Exhibit A-1 thereto (the "Existing Partners Agreement")) not having exercised their second right to demand registration under Section 3(a) of the Existing Partners Agreement with the Company, dated as of the date hereof, during such twelve month period. Notwithstanding anything to the contrary provided herein, Buyer's rights pursuant to this Section 3 shall be effective not earlier than one year following the date hereof.

         (b) Special Demand Registration. Buyer may demand in writing that the Company register and list, not earlier than one year following the date hereof, the Company Preferred Stock on the principal exchange on which the Company's securities are then listed, if so permitted by applicable law and the regulations of such exchange. If the Company shall receive a written request from the Buyer that the Company file a registration statement or similar document under the Securities Act pursuant to this Section 3(b), then the Company shall promptly cause such registration statement or similar document to be filed with the Commission and shall use its best efforts to cause all Registrable Securities that the Buyer has requested to be registered under the Securities Act to be so registered within 120 days of such request and maintain the effectiveness of such registration until the earlier of (i) the sale of all of the Registrable Securities registered pursuant thereto (Buyer to promptly notify the Company of such) and (ii) 180 days following the effective date of such registration.

         (c) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right, exercisable on not more than five occasions (including any Black-Out Period rights the Company may have in Section 2(b) above, and not more than two in any 12 month period), from time to time to require Buyer not to sell

                                       5

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pursuant to a registration statement or similar document under the Securities
Act filed pursuant to Section 3(a) or (b) or to suspend the effectiveness thereof during the period starting with the date 20 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of such prospectus supplement, and (ii) the Company shall be entitled to postpone or suspend (but not for a period exceeding 90 days) the filing or effectiveness of a registration statement otherwise required to be prepared and filed by it pursuant to Section 3(a) or (b) if the Company determines, in its good faith judgment, that such registration and offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

         (d) Black-Out Periods of the Company. Subject to the conditions of this Section 3(d), Buyer shall have the right, exercisable on not more than five occasions (including any Black-Out Period rights Buyer may have in Section 2(c) above, and not more than two in any 12 month period), to require the Company not to sell any common equity securities of the Company or any securities convertible into common equity securities of the Company under any registration statement or prospectus supplement relating to an existing registration statement or to suspend the effectiveness thereof, during the period starting with the date 20 days prior to Buyer's good faith estimate, as certified in writing by an executive officer of Buyer to the Company, of the proposed date of filing of a preliminary prospectus supplement relating to a registration statement or similar document under the Securities Act filed pursuant to Section 3(a) or (b), pertaining to an underwritten public offering of Registrable Securities, and ending on the date 75 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement. The Company's obligations under this Section 3(d) are subject to the continuing satisfaction of the following conditions: (i) no black-out period pursuant to Section 3(c)(i) shall be in effect at the time of Buyer's exercise of its rights under this Section 3(d); (ii) the Company shall not have suspended sales of Registrable Securities pursuant to Section 3(c)(ii); and (iii) the Company shall not have delivered to Buyer a written notice to the effect that the Board of Directors has determined in good faith that compliance with this Section 3(d) would reasonably be expected to have a material adverse effect on the Company. In no event may the Company include in any preliminary prospectus supplement under which Buyer is offering Registrable Securities covered by this Section 3(d) any equity securities of the Company or any securities convertible into equity securities of the Company.

         (e) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under
Section 3(c).

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         Section 4.  Incidental Registrations.  (a)   Notification and
Inclusion. If the Company proposes to register for its own account any common equity securities of the Company or any securities convertible into common equity securities of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 (or successor form) relating to a business combination or similar transaction permitted to be registered on such Form S-4 (or successor form), a registration on Form S-8 (or successor form) relating to the sale of securities to participants in a stock or employee benefit plan, or a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering and declared effective), the Company shall, at each such time, promptly give written notice of such registration to Buyer. Upon the written request of Buyer given within 10 days (but in the case of a retail "spot" offering, two Business Days so long as the Company has advised Buyer that it is considering effecting such an offering, and the material terms thereof, as promptly as is practical for the Company to do so and in any event not less than 10 days prior to the beginning of such two Business Day period) after receipt of such notice by Buyer, the Company shall seek to include in such proposed registration such Registrable Securities of the same class as is then being registered by the Company as Buyer shall request be so included and shall use its best efforts to cause a registration statement covering all of the Registrable Securities that Buyer has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any offering of securities it proposes to make under this Section 4 and shall incur no liability to Buyer for its failure to do so. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. Notwithstanding anything to the contrary provided herein, Buyer's rights pursuant to this Section 4 shall be effective not earlier than one year following the date hereof.

         (b)  Cut-back Provisions.  If a registration pursuant to this
Section 4 involves an Underwritten/Placed Offering of the securities so being registered, whether or not solely for sale for the account of the Company, which securities are to be distributed by or through one or more underwriters of recognized standing under underwriting terms customary for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten/Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securities of the Company which the

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Company proposes to sell for its own account and (ii) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registration, pro rata among Buyer and others exercising incidental registration rights on the basis of the number of securities requested to be included by all such persons.

         (c) Duration of Effectiveness. At the request of Buyer, the Company shall, subject to Section 2(b), use its best efforts to keep any registration statement for which Registrable Securities are included under this Section 4 effective and usable for up to 90 days (subject to extension for the length of any Registration Suspension Period), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.

         Section 5. Registration Procedures. (a) In connection with each request by Buyer to file a registration statement as provided in Sections 2 or 3, the Company shall use its best efforts to, as expeditiously as reasonably practicable:

         (i) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by Buyer, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to Buyer;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period which such registration statement is required to be kept effective;

        (iii) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such registration statement by reference), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as Buyer may reasonably request;

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         (iv) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the securities owned by Buyer, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation or register as a broker or dealer in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified or registered, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

         (v) furnish to Buyer a signed counterpart, addressed to among others, the underwriters, if any, of

              (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to Buyer, and

              (B) to the extent permitted by then applicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement; covering such matters with respect to such registration statement and with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

         (vi) immediately notify Buyer at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Buyer promptly prepare and furnish to Buyer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus as so amended or supplemented shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

        (vii) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission, and not file any amendment or supplement to such registration statement or prospectus to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

       (viii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

         (ix) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

         (x) list all Company Stock covered by such registration statement on any securities exchange on which any of the Company Stock is then listed;

         (b) In connection with the filing of any registration statement covering Registrable Securities, Buyer shall furnish in writing to the Company such information regarding Buyer (and any of its affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities, and such other information requested by the Company as is necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

         Buyer agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a)(vi) of this Section 5, Buyer will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(vi) of this Section 5.

         Section 6. Certain Underwritten Offerings. If requested by the underwriters for any underwritten offerings by Buyer, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 9. Buyer shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Buyer. Buyer shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Buyer and Buyer's intended method of distribution and any other representation or warranty required by law. Other than Morgan Stanley Dean Witter Discover, Donaldson, Lufkin & Jenrette and Lehman Brothers, which firms are now designated by the Company as agreeable to it, the Company may decline (but not more than three times) to retain an underwriter of Buyer's choice. Buyer shall only propose underwriters of mutually recognized standing.

         Section 7. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act, the Company will give Buyer, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Buyer's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         Section 8. Tag-Along Rights. Buyer shall be entitled to the rights set forth in this Section 8.

         (a) Rights and Notice. The Company shall not directly or indirectly sell or otherwise dispose of shares of Company Stock to any person (a "Third Party") in connection with a Tag-Along Transaction, unless the terms and conditions of such sale or other disposition shall include an offer to Buyer to include, at the option of Buyer, in such sale or other disposition the Registrable Securities of the same class as those securities to be so sold or disposed of by the Company owned as of the Exercise Notice (as defined below) by Buyer at the time of such sale or other disposition determined in accordance with Section 8(b) (the "Tag-Along Shares"). The Company shall send a written notice (the "Tag-Along Notice") to Buyer setting forth the number of shares of Company Stock proposed to be sold or otherwise disposed of in the Tag-Along Transaction (the "Tag-Along Transaction Shares"), and the price at which such shares are proposed to be sold (or the method by which such price is proposed to be determined). At any time within 15 Business Days (but in the case of a retail "spot" offering, two Business Days so long as the Company has advised Buyer that it is considering effecting such an offering, and the material terms thereof, as promptly as is practical for the Company to do so and in any event not less than 15 days prior to the beginning of such two Business Day period) after its receipt of the Tag-Along Notice, Buyer may exercise its option to sell the Tag-Along Shares by furnishing written notice of such exercise (the "Exercise Notice") to the Company. Notwithstanding anything to the contrary provided herein, Buyer's rights pursuant to this Section 8 shall be effective not earlier than one year following the date hereof.

         (b) Number of Shares to be Included. If the proposed sale or other disposition by the Company in connection with a Tag-Along Transaction is consummated, Buyer shall have the right to sell to the Third Party as part of such proposed sale or other disposition such number of Registrable Securities owned by Buyer equal to the Pro Rata Share of Buyer (as determined pursuant to Section 6.4(b) of the Stock Purchase Agreement) of the number of shares in the completed offering. All calculations pursuant to this paragraph shall exclude and ignore any unissued shares of Company Stock issuable pursuant to stock options, warrants and other rights to acquire shares of Company Stock and pursuant to convertible or exchangeable securities; provided, further, that the provisions of this Section 8 shall not apply to (i) any shares of any class of the Company Stock or convertible securities, issuable upon the redemption or conversion of the Purchased Shares; (ii) or any shares of Company Stock issued to employees, consultants or directors as compensation or incentives for services rendered to the Company, or the Operating Partnership, whether under the Company's amended Stock Option and Incentive Plan or any successor thereto; or (iii) any issuance or sale of not more than $120 million of Company Common Stock as contemplated in clause (X) of the parenthetical of Section 5(e)(v) of the Articles Supplementary.

         (c) Abandonment of Sale. Each of the Company and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 8 to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other disposition pursuant to this Section 8 shall become null and void, and neither the Company nor the Third Party shall have any liability or obligation to Buyer with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

         (d)  Terms of Sale.  The purchase from Buyer pursuant to this
Section 8 shall be on the same terms and conditions, including the per share price and the date of sale or other disposition, as are applicable to the Company, and which shall be consistent with the relevant Tag-Along Notice.

         (e) Timing of Sale. If, with respect to any Tag-Along Notice, Buyer fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell or otherwise dispose of not more than the number of shares of Company Stock described in the Tag-Along Notice on terms not more favorable to the Company than were set forth in the Tag-Along Notice. If, at the end of 120 days following the receipt of the Tag-Along Notice, the Company has not completed the sale or other disposition of Company Stock in accordance with the terms described in the Tag-Along Notice, the Company shall again be obligated to comply with the provisions of this Section 8 with respect to, and provide Buyer with the opportunity to participate in, any proposed sale or other disposition of shares of Company Stock in connection with a Tag-Along Transaction.

         Section 9. Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the

Company will, and hereby does, indemnify and hold harmless Buyer, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse Buyer and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Buyer or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to Buyer or any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such underwriter or controlling person and shall survive the transfer of such securities by Buyer.

         (b) Indemnification by Buyer. The Company may require, as a condition to including any Registrable Securities in any registration statement pursuant to Section 2 or Section 3, that the Company shall have received an undertaking satisfactory to it from Buyer to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) of this Section 8) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Buyer specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by Buyer.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

         (d) Indemnification Payments. To the extent that the indemnifying party does not assume any defense in an action brought against an indemnified party as provided in Section 8(c), the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (e) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         Section 10. Covenants Relating to Rule 144. The Company will file in a timely manner, information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of Buyer, deliver to Buyer a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Company Common Stock and the number of shares of Company Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of Buyer, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

         Section 11.  Miscellaneous.

         (a) Expenses. All Registration Expenses incurred in connection with any Shelf Registration or other registration which may be requested under Sections 2, 3 or 4 (including all Registration Expenses incurred in connection with any registration of any securities other than those of the Buyer as referred to in the first sentence of Section 4(a)) shall be borne by the Company.

         (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10, provided receipt of copies of such counterparts is confirmed.

         (c) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

         (d) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

         (e) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

              Burnham Pacific Properties, Inc.
              610 West Ash Street
              Suite 1600
              San Diego, CA 92101-3350
              Attention:  David Platt
              Telecopy Number:


    with a copy to:


              Loeb & Loeb LLP
              1000 Wilshire Blvd.
              Suite 1800
              Los Angeles, CA 90017-2475
              Attention: Andrew Clare, Esq.
              Telecopy Number: (213) 688-3460


              Loeb & Loeb LLP
              345 Park Avenue
              18th Floor
              New York, NY 10154-0037
              Attention: Christopher Aidun, Esq.
              Telecopy Number: (212) 407-4990


              Goodwin, Proctor & Hoar LLP
              Exchange Place
              53 State Street
              Boston, MA 02109-2881
              Attention: William King, Esq.
              Telecopy Number: (617) 523-1231

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

              Westbrook Burnham Holdings, L.L.C. and
              Westbrook Burnham Co-Holdings, L.L.C.
              11150 Santa Monica Blvd.
              Suite 1450
              Los Angeles, CA 90025
              Attention: Keith Gelb
              Telecopy Number: (310) 231-4350


    with a copy to:


              Westbrook Partners, L.L.C.
              13155 Noel Road, Suite 2300
              Dallas, TX 75240
              Attention:  Patrick Fox, Esq.
              Telecopy Number: (972) 774-9066, (972) 934-8333


              Cadwalader, Wickersham & Taft
              100 Maiden Lane
              New York, New York 10038
              Attention: Allen Curtis Greer, Esq.
              Telecopy Number: (212) 504-6666


         (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Each party hereto shall be permitted to assign any of its rights hereunder to any third party, provided that (i) Buyer shall remain the agent for all third party assignees with respect to the registration and other rights as set forth herein, (ii) such transfer is effected in accordance with applicable federal and state securities laws, (iii) such assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof, and (iv) the Company is given written notice by the Buyer of said transfer stating the name and address of said assignee and identifying the securities with respect to which such registration rights are being assigned.

         (g) Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained herein mean Sections or other headings of this Agreement unless otherwise stated.

         (h) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         (i) Interpretation: Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

         This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         (j) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                                       BURNHAM PACIFIC PROPERTIES, INC.


                                       By: /s/ Daniel B. Platt
                                           ------------------------------
                                           Name:  Daniel B. Platt
                                           Title: Chief Financial Officer


                                       WESTBROOK BURNHAM CO-HOLDINGS,
                                       L.L.C.


                                       By: /s/ Keith Gelb
                                           ------------------------------
                                               Authorized Signatory


                                       WESTBROOK BURNHAM HOLDINGS, L.L.C.


                                       By: /s/ Keith Gelb
                                           ------------------------------
                                               Authorized Signatory